                                                                   Exhibit 10.39


                          VENDOR LEASE PLAN AGREEMENT

         THIS VENDOR LEASE PLAN AGREEMENT (the "Agreement") is effective as of the date of execution, by and between FIRST SIERRA FINANCIAL, INC. ("First Sierra") and MANSUR INDUSTRIES INC. ("Mansur") and cancels and supersedes the Vendor Lease Plan Agreement between Oakmont Financial Services, now a subsidiary of First Sierra, and Mansur dated the 28th day of May, 1996 (Exhibit
1).

     1. LEASE PROGRAM. First Sierra offers leasing and financing programs to assist manufacturers, distributors and dealers in facilitating the acquisition of equipment by their customers. Mansur wishes to have First Sierra provide a leasing and financing program for Mansur's customers. First Sierra and Mansur have agreed that First Sierra will offer this program under the terms described in this Agreement.

     2. ACCEPTANCE BY FIRST SIERRA. First Sierra shall purchase transactions upon execution of an assignment by Mansur on the First Sierra assignment form (Exhibit 2) and pursuant to the First Sierra credit guidelines and pricing schedule (Exhibit 3). First Sierra is not obligated to accept any transaction submitted to First Sierra by Mansur unless the transaction in First Sierra's reasonable judgement complies with First Sierra's then applicable credit criteria. Mansur may request a credit or documentation exception by following the procedure described herein. Mansur may, at its option, submit any transaction declined by First Sierra or any transaction not meeting the First Sierra credit guidelines to any third party leasing company of its choice. If First Sierra declines over fifteen (15%) percent of the leases submitted over any thirty (30) day period that are in accordance with the First Sierra credit guidelines herein, which leases are financed by a third party leasing company on substantially the same terms and conditions declined by First Sierra, Mansur may, at its sole option, upon thirty (30) days written notice to First Sierra, terminate this Agreement without penalty. In such event, transactions approved but not yet funded by First Sierra shall be funded pursuant to this Agreement.

     3. MANSUR WARRANTIES. In addition to any warranties Mansur may make pursuant to First Sierra's purchase of equipment, Mansur makes the following further representations and warranties related to each lease, each such warranty and representation to speak as of the funding by First Sierra respecting the transaction:

          (a) To the best of Mansur's knowledge, the lessee will use the equipment for commercial purposes;

          (b) The lease and each other instrument, including but not limited to guaranties, executed in connection therewith and all signatures thereon are genuine; the lease has been duly authorized and executed by the named lessee and/or an authorized representative thereof; the lease correctly sets forth the initial payment due upon delivery and acceptance of the equipment and the rentals or installment payments to which the lessee is obligated for the term of the lease; the equipment is fully and correctly described in the lease and has been delivered to the lessee at the location(s) indicated on the lease; and the equipment has been accepted by the lessee for all purposes of the lease.

          (c) There are no representations and warranties not set forth in the lease that have been made by Mansur to the lessee with respect to the lease of the equipment other than those of which First Sierra is aware, and, without limiting the foregoing, Mansur has not made any representation not set forth in the lease that the lease is terminable by the lessee if the lessee is unsatisfied with the equipment for any reason or that the lessee may trade-in the equipment;

          (d) All dealings by Mansur with the lessee, including in connection with any advertisements or purchase orders relative to the lease, and the execution of the lease if procured by Mansur have been in accordance with all applicable laws and regulations;

          (e) The conduct of Mansur in developing the lease transaction shall not subject First Sierra to liability under any suit or administrative proceeding under any state or federal law, rule or regulation, it being understood, without limiting the generality of the foregoing, that the lease transaction shall be assumed to constitute "credit" as that term is defined and used in the Equal Credit Opportunity Art (or applicable State Law), implementing regulations and official interpretations of the Federal Reserve Board Staff.

          (f) The lessee has and shall have no defense, offset or counterclaim as to the enforcement of the lease arising out of the conduct of Mansur, and without limiting the generality of the foregoing, Mansur is not in default in any of Mansur's obligations to the lessee;

          (g) Mansur does not know of any fact that indicates the uncollectibility of the lease;

          (h) The lessee's application correctly sets forth all information given Mansur by the lessee. Mansur has provided First Sierra any other credit information Mansur has with respect to the leases and all such information is true and correct to the best of Mansur's knowledge;

          (i) Except monies which First Sierra has agreed are to be retained by Mansur, Mansur has not received any monies from the lessee related to the equipment which Mansur has not transferred to First Sierra, properly endorsed to First Sierra where appropriate, or which were loaned by Mansur to the lessee;

          (j) If the transaction is an equipment lease, title to the equipment has vested in First Sierra free and clear of any liens of persons claiming by, through or under Mansur, and if the transaction is a financing, such title has vested in the lessee.

     4.   MANSUR'S CONTINUING OBLIGATIONS. Mansur shall:

          (a) at the request of First Sierra or the lessee, provide at commercially reasonable prices full, complete and adequate service, including warranty service, for the relevant equipment in conformity with standard trade practices;

          (b) takes such action as is reasonably necessary or as First Sierra may reasonably request to evidence and perfect this Agreement and First Sierra's rights contemplated hereby;

          (c) turn over promptly to First Sierra in the form received, properly endorsed to First Sierra where appropriate, any monies received by Mansur relative to a lease following its funding by First Sierra, unless the lease has been purchased by Mansur under paragraph 10;

          (d) not represent that it is the agent of First Sierra nor make any reference to First Sierra in any advertising materials of Mansur without First Sierra's prior written consent;

          (e) not repossess any equipment or accept redelivery of any equipment from a lessee without the prior consent of First Sierra; and

          (f) if any equipment is repossessed by (or surrendered to) First Sierra or pursuant to First Sierra's request prior to all lease obligations being fulfilled, upon request of First Sierra, utilizing a reasonable and non-discriminatory "first in/first out" approach, Mansur shall assist First Sierra in remarketing any such equipment from a lessee. If Mansur is successful in remarketing such equipment, First Sierra shall pay Mansur a fee equal to $150.00 per unit of equipment for services rendered by Mansur in remarketing such repossessed or surrendered equipment.

     5. SALE OF EQUIPMENT AT FMV TO MANSUR UPON EXPIRATION OF LEASE TERM. Provided that the lease does not contain a purchase option to the lessee and provided all rental and other monies due First Sierra have been fully paid, upon the expiration of the customer's original lease term First Sierra agrees to provide Mansur with an option to repurchase from First Sierra, for a cash purchase price equal to the fair market value of the Equipment plus applicable sales tax, all Equipment which is the subject of the lease. The fair market value shall be an amount mutually agreed upon by First Sierra and Mansur; provided that if the parties are unable to agree upon the fair market value, such fair market value shall be determined by an appraiser selected by mutual agreement. Upon payment by Mansur, First Sierra shall assign and release to Mansur any and all interest First Sierra may have in the equipment. Delivery of any equipment repurchased by Mansur shall be the sole responsibility of Mansur.

     6. DOCUMENTATION DISCLAIMER. Mansur and First Sierra acknowledge that the documents required and provided by First Sierra in connection with the documentation of a transaction hereunder have been prepared by First Sierra for the purpose of First Sierra's leasing or financing activities. Mansur further acknowledges that First Sierra makes no warranty of any nature whatsoever, express or implied, with respect to the form, substance or enforceability of any such documentation. Use by Mansur of any such documentation for its own purpose is at Mansur's own risk. If Mansur uses any such documentation for such purposes, Mansur shall make certain that no reference whatsoever to First Sierra appears thereon.

     7. NOTICES. Notices hereunder must be in writing addressed to the respective party at the appropriate address set forth at the foot hereof or such other address of which the party may give the other notice and shall be mailed, certified U.S. mail with postage prepaid. Notices shall be effective two (2) days after such mailing. Each party shall provide the other notice of a change in such party's address.

     8. TERMINATION. This Agreement shall be for an initial term of one (1) year and shall automatically be renewed for successive one (1) year terms; Each party may terminate this Agreement, with or without cause, upon sixty (60) days notice to the other party unless terminated under paragraph 2 hereof. Termination of this Agreement will not affect the rights and obligations of either party as to previously consummated or approved leases, including as respects paragraph 10; provided that if termination follows a breach by Mansur of any of Mansur's warranties or agreements under this Agreement, First Sierra may terminate its obligations as to any previously approved but unfunded transactions.

     9. REMEDIES. The purchase of interests in equipment covered by this Agreement is non-recourse except as provided herein. If Mansur breaches any warranty under this Agreement and First Sierra incurs a loss with respect to a specific lease as a result of such breach, and such breach is not cured within thirty (30) days of First Sierra's notice to Mansur thereof, Mansur shall be granted ninety (90) days thereafter to repossess and remarket the equipment under such lease on behalf of First Sierra and pay to First Sierra an amount equal to ninety (90) days of interest at the then current prime rate on the present value of the remaining payments or, in the event Mansur fails to successfully remarket such equipment, Mansur shall be obligated to repurchase the lease and First Sierra's rights under all related agreements and First Sierra's interest in the equipment for an amount equal to the present value of the remaining payments at the prime rate in effect at the first day of the month immediately preceding the assignment of the lease from Mansur to First Sierra less one hundred dollars ($100.00), assuming no recovery by First Sierra from disposition of the equipment, less any applicable deposit which First Sierra will retain plus applicable taxes. Upon receipt of the applicable payment, the lease and First Sierra's rights under the related documents will be sold to Mansur as is where is, without any warranty, except in each case a warranty that title to such equipment is being transferred by First Sierra to Mansur. Until First Sierra has received the purchase price, Mansur will have no interest in the interests to be purchased. If, however, after demand by First Sierra but prior to payment Mansur is deemed to have acquired any such interest, First Sierra will have a security interest therein under the Uniform Commercial Code as a security for the performance by Mansur of Mansur's obligations hereunder.

     10. AMENDMENTS. This Agreement may be amended only by a writing signed by both parties. Acceptance of an amendment by the parties shall be manifested by and be effective upon the date of the first transmittal to First Sierra of an application to consummate a lease or submission of a documentation package.

     11. LEASE CONSUMMATION. Mansur and First Sierra agree that First Sierra shall use the credit criteria found on Exhibit 3 to determine the creditworthiness of an applicant. With respect to any lease or financing (any such lease or financing a "lease") Mansur wishes to arrange, Mansur will, before delivery of the related equipment, furnish First Sierra with an equipment description, the transaction proposed terms, credit information Mansur has received regarding each lessee or purchaser in connection with the transaction (individually or collectively as the context indicates the "lessee") and such other information as First Sierra may reasonably request. Upon receipt of all requested materials, First Sierra will review the package and advise Mansur of its decision within 2 business days of receipt of the completed package for all transactions under $150,000 and within 4 business days of receipt of the completed package for all transactions over $150,000. Documentation as to approved leases will be prepared by First Sierra and procured by First Sierra and/or Mansur as First Sierra reasonably directs utilizing the then current rates for this program. Mansur will not, unless otherwise consented to by First Sierra, deliver any equipment before receipt of First Sierra's approval or rejection advice. When the documents required by First Sierra as to a transaction are received by First Sierra, with each properly completed within the specified commitment period, First Sierra will complete the transaction and fund the advance for the transaction within ten (10) business days after the delivery and acceptance of the equipment, which will be calculated in the manner agreed to by the parties from time to time. In the event a particular applicant does not meet the minimum credit criteria, Mansur may request First Sierra to make an exception. In such event, an exception request form shall be submitted by Mansur to First Sierra (see Exhibit B) and shall be considered by First Sierra.

     12. FIRST SIERRA SUPPORT. In consideration of Mansur's Volume Commitment and in order to facilitate and maximize production under this Agreement, First Sierra will place one or more employees, as required, at Mansur's corporate headquarters in Miami, Florida to act as the "program manager" responsible for coordinating applications, resolving credit and documentation issues and to maintain the level of the program as established herein. The authority of the program manager shall be determined by First Sierra in its sole discretion, and any deviation from credit or documentation requirements shall be approved by an officer of First Sierra. The program manager shall have no authority to modify this Agreement. Mansur, at its expense, will provide the program manager with physical facilities and support sufficient to perform duties effectively. First Sierra shall provide additional necessary administrative support, from time to time, as required to properly and effectively manage Mansur's growing volume of transactions. First Sierra shall ensure that all credit approvals and documents are completed within two (2) business days from the day the transactions are submitted in accordance with the First Sierra credit guidelines, provided all fully and properly completed applications (the form of which shall be mutually agreed upon by First Sierra and Mansur), guarantees and other instruments required in connection with the lease transaction are properly and completely submitted to First Sierra by Mansur. In addition to the program manager and any required administrative support, First Sierra shall agree to provide the professional services of Charles V. Litt to assist in the negotiation and management of accounts and for marketing support as Mansur may reasonably request. Mansur agrees to reimburse First Sierra for all travel related expenses reasonably incurred by Charles V. Litt, other than expenses incurred as a result of normal and routine lease negotiation and transaction, including by way of example but not limited to, participation at trade shows, developmental meetings and other special requirements of Mansur as it relates to Mr. Litt's services.

     13. VOLUME COMMITMENT. Mansur estimates that for the period of January 1, 1999 through December 31, 1999 it will submit no less than $15,000,000 (based on equipment cost) of proper and complete transactions to First Sierra in accordance with First Sierra's credit guidelines. If Mansur does not submit this amount, it shall, no later than January 31, 2000, pay First Sierra a fee of three (3%) percent of the difference between $15,000,000 and the amount below $15,000,000 which is actually submitted, but in no event more than $150,000. In the event that this Agreement is terminated by Mansur prior to December 31, 1999 pursuant to the termination provisions contained herein, the minimum volume commitment in the amount of $15,000,000 and the maximum fee set forth above in the amount of $150,000 shall be prorated on the basis of the number of days the Agreement has been in effect during 1999 divided by 365, but subject to a minimum fee of $75,000. In the event that this Agreement is terminated by Mansur pursuant to the termination provisions of paragraph 2 herein or if termination follows a breach by First Sierra of any of First Sierra's warranties or agreements under this Agreement, Mansur shall not be subject to any volume commitment or payment of any fee. Each year thereafter, on or before the one year anniversary date of this Agreement, Mansur and First Sierra will establish the volume commitment for the following year.

     14. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties as to the leasing and financing program First Sierra will make available to Mansur. In the event either party institutes legal proceedings to enforce any of the terms of this Agreement, the prevailing party in such proceedings will be entitled to recover its attorneys' fees and costs incurred therein. It is the intent of the parties that this Agreement be enforced to the fullest extent, and any provision of this Agreement deemed by a court to be unenforceable will be deemed deleted to the extent only of such unenforceability. The singular number includes the plural, and the neuter gender the masculine or feminine where the context requires. This Agreement inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties, it being understood however, that neither Mansur nor First Sierra may assign its rights or duties hereunder without the prior written consent of the other party. Time is of the Essence of this Agreement. The headings to the paragraphs of this Agreement are for convenience only and are not to be used in the interpretation of this Agreement.


          FIRST SIERRA FINANCIAL, INC.           MANSUR INDUSTRIES INC.
          600 Travis Street, Suite 705           8305 NW 27th Street, Suite 107
          Houston, TX 77002                      Miami, FL 33122


          By:/s/ Greg McIntosh                   By:/s/ Paul I. Manur
             ---------------------------            ---------------------------

          Its: Executive V.P.                    Its: C.E.O.
             ---------------------------            ---------------------------

          Date: November 15, 1998                Date: November 9, 1998
               -------------------------              -------------------------